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                                                                    EXHIBIT 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We Consent to the use of our report dated December 17, 2004 on the financial statements of Nunn Yoest Principles & Associates, Inc. as of and for the year ended December 31, 2003 in this Amendment No. 5 to Registration Statement on Form S-1 (No. 333-120510) of Universal Truckload Services, Inc.

We also consent to the reference to our firm under the captions "Experts" in such registration statement.


/s/ MCGLADREY & PULLEN, LLP

Kansas City, Missouri
February 8, 2005